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                                                                    EXHIBIT 99.1

FOR IMMEDIATE RELEASE


                                  PRESS RELEASE

Dennis P. Angner, President and CEO of IBT Bancorp, Inc., announced today that IBT earned $1.94 million for the quarter ending March 31, 2003, a 20.3% increase over the same period in 2002. Assets at March 31, 2003 were $657.2 million, a 7.4% increase over quarter ending March 31, 2002.

During the first quarter of 2003, IBT paid a $0.11 cash dividend per share. The cash dividend was a 10% increase over that paid in the first quarter of 2002. The most recent sales of IBT common stock known to management were at $40.00 per share, a 17.7% increase since March 31, 2002. IBT has 1,700 shareholders, the majority of whom live in the Central Michigan area. IBT is the parent company of Isabella Bank and Trust, Farmers State Bank, Isabella County Abstract Company, Mecosta County Abstract and Title Company, IBT Title of Clare, Benchmark Title of Greenville, IBT Loan Production, and Financial Group Information Services.